Exhibit 4.1

RENEWED RIGHTS AGREEMENT

by and between

HOSPITALITY PROPERTIES TRUST

AND

WELLS FARGO BANK,

NATIONAL ASSOCIATION,

as Rights Agent

Dated as of May 15, 2007

i

INDEX OF EXHIBITS

Exhibit A	Form of Rights Certificate

Exhibit B	Summary of Rights

ii

RIGHTS AGREEMENT

RENEWED RIGHTS AGREEMENT, dated as of May 15, 2007, between Hospitality Properties Trust, a Maryland real estate investment trust, and Wells Fargo Bank, National Association, a national banking association, as Rights Agent.

W I T N E S S E T H

WHEREAS, on May 20, 1997, the Board authorized the Rights Agreement, dated as of May 20, 1997, as amended, between the Company and the Rights Agent thereunder (the “1997 Agreement”) and declared a dividend distribution of one right (a “1997 Right”) for each Common Share of the Company outstanding at the close of business on June 20, 1997, each 1997 Right representing the right to purchase one one-hundredth of a Junior Participating Preferred Share of beneficial interest, par value $.01 per share, of the Company; and

WHEREAS, on May 15, 2007, the Board determined it desirable and in the best interests of the Company and its shareholders for the Company to extend the benefits afforded by the 1997 Agreement and to implement such extension by executing this Agreement; and

WHEREAS, on May 15, 2007 (the “Rights Dividend Declaration Date”), the Board authorized the payment of a dividend of one Right for each Common Share of the Company outstanding at the Close of Business on May 31, 2007 (the “Record Date”), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(i) hereof) for each Common Share of the Company issued between the Record Date (whether originally issued or a reissuance of a Common Share of the Company previously issued) and the Distribution Date and under certain circumstances thereafter, each Right initially representing the right to purchase one Common Share of the Company, upon the terms and subject to the conditions hereinafter set forth (the “Rights”);

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.   Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

“1997 Agreement” shall have the meaning set forth in the recitals of this Agreement.

“1997 Right” shall have the meaning set forth in the recitals of this Agreement.

“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, but shall not include an Exempt Person.

“Act” shall mean the Securities Act of 1933, as amended.

“Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” shall mean this Renewed Rights Agreement as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities: (i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which are Original Rights or securities issued pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; (ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act; and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (A) of the proviso to subparagraph (ii) of this definition), or disposing of any voting securities of the Company; provided, however, that nothing in this definition shall cause a person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition and then only if such securities continue to be owned by such Person at such expiration of forty (40) days.

“Board” shall mean the Board of Trustees of the Company, or such comparable governing body, as applicable.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state in which the Rights Agent’s principal executive offices are located are authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 P.M., Boston time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., Boston time, on the next succeeding Business Day.

                “Common Shares” when used with reference to the Company shall mean the common shares of beneficial interest, $.01 par value per share, of the Company or any other shares of beneficial interest or capital stock of the Company into which such shares shall be reclassified or changed.  “Common Shares” when used with reference to any Person which shall be organized in corporate form, other than the Company, shall mean the capital stock or other equity security with the greatest voting power or the equity securities or other equity interest having power to control or direct the management of such Person.  “Common Shares” when used with reference to any Person which shall not be organized in corporate form shall mean units of beneficial interest which (i) shall represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and (ii) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

“Common Shares Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Company” shall mean Hospitality Properties Trust, a Maryland real estate investment trust, until its successor, if any, shall have become such, or until a Principal Party, if any, shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor or Principal Party.

“Continuing Trustee” shall mean any member of the Board (while such Person is a member of the Board) who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board immediately prior to the date of this Agreement or (ii) on or subsequent to the date of this Agreement became a member of the Board and whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Trustees.

“Current Market Price” shall mean the applicable amount determined pursuant to Section 11(d) hereof.

“Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” shall have the meaning set forth in Section 29(a) hereof.

“Exempt Person” shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit or employee share or stock plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed, established or holding Common Shares of the Company by, for or pursuant to the terms of any such plan, (iv) any Person who becomes the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding solely as a result of a reduction in the number of Common Shares of the Company outstanding due to the repurchase of Common Shares of the Company by the Company (or any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), unless and until any such Person, after becoming aware that such Person has become the Beneficial Owner of 10% or more of the outstanding Common Shares of the Company (or any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), shall acquire Beneficial Ownership of additional Common Shares of the Company constituting 1% or more of the then outstanding Common Shares of the Company, (v) any Person who or which shall have executed a written agreement with the Company (which shall have been approved by a majority of the Outside Trustees) prior to the date on which such Person became the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, which agreement imposes one or more limitations (the “Thresholds”) on the amount of such Person’s beneficial ownership of Common Shares of the Company, if and so long as the Thresholds continue to be binding on such Person and such Person is in substantial compliance (as determined by a majority of the Outside Trustees) with the terms of such written agreement, (vi) any Person who has reported or is required to report its beneficial ownership of Common Shares of the Company, but which beneficial ownership level is less than 15%, on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D validly does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such schedule (other than the disposition of the Common Shares of the Company) and, within

10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired Common Shares of the Company in excess of 9.9% inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates, thereafter does not acquire additional Common Shares of the Company while the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall immediately cease to be an Exempt Person after such 10-Business-Day period or (vii) any Person who or which is then serving as the Company’s investment advisor and Persons who are Affiliates or Associates of that Person.

“Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

“Final Expiration Date” shall mean the Close of Business on May 15, 2017, or such later date as may be established by the Board prior to the expiration of the Rights.

“Original Rights” shall mean Rights acquired by a Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof.

“Outside Trustees” shall mean members of the Board who are not officers of the Company or any of its Subsidiaries or officers or stockholders of the Person who or which is then serving as the Company’s investment advisor and who are not Acquiring Persons or representatives, nominees, Affiliates or Associates of Acquiring Persons.

“Person” shall mean any individual, firm, corporation, partnership, trust or other entity and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement, have embarked on a common purpose or act.

“Principal Party” shall have the meaning set forth in Section 13(b) hereof.

“Purchase Price” shall have the meaning set forth in Section 4(a) hereof and, if applicable, Section 11(a)(ii) or Section 13(a) hereof.

“Qualified Offer” shall have the meaning set forth in Section 11(a)(ii) hereof.

“Record Date” shall have the meaning set forth in the recitals of this Agreement.

“Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

“Rights” shall have the meaning set forth in the recitals of this Agreement.

“Rights Agent” shall mean Wells Fargo Bank, National Association, a national banking association, until a successor Rights Agent, if any, shall have become such pursuant to the applicable provisions hereof, and thereafter, “Rights Agent” shall mean such successor Rights Agent.  If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, “Rights Agent” shall mean and include each such Person.

“Rights Certificates” shall have the meaning set forth in Section 3(a) hereof.

“Rights Dividend Declaration Date” shall have the meaning set forth in the recitals of this Agreement.

“Section 11(a)(ii) Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

“Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Section 13 Event” shall have the meaning set forth in Section 13(a) hereof.

“Section 23(a) Event” shall have the meaning set forth in Section 23(c) hereof.

“Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Stock Acquisition Date” shall mean the first date of public announcement by the Company that an Acquiring Person has become such other than pursuant to a Qualified Offer.

“Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which securities or other ownership interest having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly beneficially owned or otherwise controlled, by such Person.

“Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

“Thresholds” shall have the meaning set forth in the definition of “Exempt Person.”

“Trading Day” shall have the meaning set forth in Section 11(d) hereof.

“Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

Section 2.     Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon 24 hours prior written notice to the Rights Agent, unless providing such notice shall cause detriment to the Company.  The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent.  Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by such co-Rights Agent.

Section 3.       Issue of Rights Certificates.

(a)       Until the earlier of (i) the Close of Business on the tenth Business Day (or such specified or unspecified later date as may be determined by the Board with the concurrence of a majority of the Continuing Trustees) after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date (or such later date as may be determined by the Board with the concurrence of a majority of the Continuing Trustees)) or (ii) the Close of Business on the tenth Business Day (or such specified or unspecified later date as may be determined by the Board with the concurrence of a majority of the Continuing Trustees) after the date that a tender or exchange offer by any Person (other than a Person qualifying as an Exempt Person under clauses (i), (ii) or (iii) under the definition of Exempt Person herein) has been commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person, in either instance other than pursuant to a Qualified Offer (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for the Common Shares of the Company registered in the names of the holders of the Common Shares of the Company and not by separate certificates and (y) the Rights will be transferable only in connection with the transfer of the underlying Common Shares of the Company (including a transfer to the Company).  As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates in substantially the form of Exhibit A hereto (the “Rights Certificates”) evidencing one Right for each Common Share of the Company so held, subject to adjustment as provided herein.  In the event that an adjustment in the number of Rights per Common Share of the Company has been made pursuant to Section 11(i) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.  As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b)       The Company will make available, as promptly as practicable following the Record Date, a copy of a Summary of Rights in substantially the form attached hereto as Exhibit B (the “Summary of Rights”) to any holder of Rights who may so request from time to time prior to the Expiration Date.  With respect to certificates for the Common Shares of the Company outstanding as of the Record Date or issued subsequent to the Record Date, unless and until the Distribution Date shall occur, the Rights will be evidenced by such certificates for the Common Shares of the Company with or without a copy of the Summary of Rights attached, and the registered holders of the Common Shares of the Company shall also be the registered holders of the associated Rights.  Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing Common Shares of the Company in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares of the Company.

(c)       Rights shall be issued in respect of all Common Shares of the Company which are issued (whether originally issued or a reissuance of a Common Share of the Company previously issued) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, and to the extent provided in Section 22 hereof, in respect of Common Shares of the Company issued after the Distribution Date and prior to the Expiration Date.  Subject to Section 3(a) hereof, certificates representing such Common Shares of the Company shall also be deemed to be certificates for Rights, and shall bear the following legend if such certificates are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Renewed Rights Agreement between Hospitality Properties Trust (the “Company”) and Wells Fargo Bank, National Association (the “Rights Agent”), dated as of May 15, 2007 (the “Renewed Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company.  Under certain circumstances, as set forth in the Renewed Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Renewed Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor.  Under certain circumstances set forth in the Renewed Rights Agreement, Rights beneficially owned (as such term is defined in the Renewed Rights Agreement) by any Person who is, was or becomes an Acquiring Person, or any Affiliate or Associate thereof (as such terms are defined in the Renewed Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.  The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common

Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and registered holders of Common Shares of the Company shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented by such certificates.

Section 4.       Form of Rights Certificates.

(a)       The Rights Certificates (and the forms of assignment and election to purchase to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Common Shares of the Company as shall be set forth therein at the exercise price set forth therein (such exercise price per Common Shares of the Company, as adjusted from time to time hereunder, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)       Any Rights Certificate issued pursuant to Section 3(a), Section 11(i) or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which has been determined by the Continuing Trustees, within the maximum period allowed under Maryland law for limiting the power of a future director to vote in this regard following a Section 23(a) Event, or if such determination is not made until after such period expires, by a majority of the Board, to be part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Renewed Rights Agreement).  Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Renewed Rights Agreement.

Section 5.       Countersignature and Registration.

(a)         The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, any Vice President, the Treasurer or any Assistant Treasurer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature.  The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)        Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6.       Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)         Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 29 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Common Shares of the Company (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer or exchange of any such surrendered Rights Certificate or Rights Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate or Rights Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.  Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 29 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b)        Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to each of them of the loss, theft, destruction or mutilation of a valid Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to each of them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.       Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)         Subject to Section 7(e) hereof, at any time after the Distribution Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of Common Shares of the Company (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or exchanged as provided in Section 29 hereof or (iii) the time at which the Rights expire pursuant to Section 13(d) hereof (the earliest of (i), (ii) and (iii) being herein referred to as the “Expiration Date”).

(b)        The Purchase Price for each Common Share of the Company pursuant to the exercise of a Right shall initially be $150 and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

(c)         Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side of the Rights Certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price, as such amount may be reduced pursuant to Section 11(a)(iii) hereof, per Common Share of the Company (or other securities, cash or other assets, as the case, may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or other governmental charge, the Rights Agent shall, subject to Sections 7(f) and 20(k) hereof, thereupon promptly (i) requisition from any transfer agent of the Common Shares of the Company (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Common Shares of the Company to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.  The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified check, cashier’s check or bank draft payable to the order of the Company.  In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.  The Company reserves the right to require prior to the occurrence of a Triggering Event that, upon any exercise of Rights, a number of Rights be exercised so that only whole Common Shares of the Company would be issued.

(d)        In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

(e)         Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which has been determined by the Continuing Trustees, within the maximum period allowed under Maryland law for limiting the power of a future director to vote in this regard following a Section 23(a)

Event, or if such determination is not made until after such period expires, by a majority of the Board, to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but the Company and the Rights Agent shall have no liability to any holder of Rights Certificates or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or any of their Affiliates, Associates or transferees hereunder.

(f)         Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.       Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form or if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed Rights Certificates which have been canceled or destroyed by the Rights Agent.  The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation.  Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

Section 9.       Reservation and Availability of Capital Stock.

(a)         The Company covenants and agrees that, from and after the Distribution Date, it will cause to be reserved and kept available out of its authorized and unissued Common Shares (and, following the occurrence of a Triggering Event, other securities) or out of its authorized and issued shares held in its treasury, the number of Common Shares of the Company (and, following the occurrence of a Triggering Event, the amount of other securities) that, as provided in this Agreement (including Section 11(a)(iii) hereof), will be sufficient to permit the exercise in full of all outstanding Rights.

(b)        So long as the Common Shares of the Company (and, following the occurrence of a Triggering Event, other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)         The Company shall use all reasonable efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with this Agreement, a registration statement under the Act on an appropriate form with respect to the Common Shares of the Company or other securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.  The Company may, acting by resolution of its Board (which resolution shall be effective only with the concurrence of a majority of the Continuing Trustees), temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  In addition, if the Company shall determine that a registration statement is required in other circumstances following the Distribution Date, the Company may similarly temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not otherwise be permitted under applicable law or a registration statement shall not have been declared effective.

(d)        The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares of the Company (and, following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued, fully paid and nonassessable.

(e)         The Company further covenants and agrees that, except as set forth in Section 6(a) hereof, it will pay when due and payable any and all federal and state transfer taxes and similar governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for Common

Shares of the Company (or other securities, as the case may be) upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax or other governmental charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Common Shares of the Company (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise, nor shall the Company be required to issue or deliver any certificates for a number of Common Shares of the Company (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10.       Record Date for Securities Issued Upon Exercise. Each Person in whose name any certificate for a number of Common Shares of the Company (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Common Shares of the Company (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes and other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares of the Company (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books for the Common Shares of the Company (or other securities, as the case may be) are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.      Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares, or fractions thereof, purchasable upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)         (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the outstanding Common Shares of the Company payable in Common Shares of the Company, (B) subdivide or split the outstanding Common Shares of the Company, (C) combine or consolidate the outstanding Common Shares of the Company into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of Common Shares of the Company (or capital stock, as the case may be) issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Common Shares of the Company (or other securities, as the case may be) which, if such Right had been exercised immediately prior to such date and at a time when the transfer books for the Common Shares of the Company (or capital stock, as the case may be) were open, such owner would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification.  If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event (a “Section 11(a)(ii) Event”) any Person  shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is (x) a Section 13 Event or (y) an acquisition of Common Shares of the Company pursuant to a tender offer or an exchange offer for all outstanding Common Shares of the Company at a price and on terms determined by at least a majority of the Outside Trustees, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to shareholders and not inadequate (taking into account all factors which such Outside Trustees deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders (a “Qualified Offer”), then promptly after the date of occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of Common Shares of the Company for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per Common Share of the Company on the date of such first occurrence (such number of shares being referred to as the “Adjustment Shares”).

(iii) In the event that the number of Common Shares of the Company which are authorized by the Company’s Amended and Restated Declaration of Trust, as amended (as the same may be amended and restated from time to time), but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, acting by resolution of the Board (which resolution shall be effective only with the concurrence of a majority of the Continuing  Trustees), shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) and the amount by which it exceeds the Purchase Price attributable to each Right (such excess being referred to as the “Spread”), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price (but in no event shall the Purchase Price be less than the par value per share), (3) equity securities of the Company other than Common Shares of the Company (including preferred shares or units of preferred shares which the Board has deemed to have essentially the same value or economic rights as Common Shares of the Company (such equity securities being referred to as “Common Shares Equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing which, when added to any Common Shares of the Company issued upon such exercise, have an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board (with the concurrence of a majority of the Continuing Trustees) based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) hereof, as such date may be amended pursuant to Section 26 hereof, expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares of the Company (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If the Board (with the concurrence of a majority of the Continuing Trustees) shall determine in good faith that it is likely that sufficient additional Common Shares of the Company could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval, if required, for the authorization of such additional shares (such period, as it may be extended being referred to herein as the “Substitution Period”).  To the extent that the Company determines that action should be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per Common Share of the Company on the Section 11(a)(ii) Trigger Date and the value of any Common Shares Equivalents shall be deemed to equal the value of the Common Shares of the Company on such date.

(b)        In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares of the Company entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Shares of the Company or securities convertible into Common Shares of the Company or Common Shares Equivalents at a price per Common Share or per Common Shares Equivalent (or having a conversion price per share, if a security convertible into Common Shares or Common Shares Equivalents) less than the Current Market Price per Common Share of the Company on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares of the Company outstanding on such record date, plus the number of Common Shares of the Company which the aggregate subscription or offering price of the total number of Common Shares of the Company and/or Common Shares Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of Common Shares of the Company outstanding on such record date, plus the number of additional Common Shares of the Company and/or Common Shares Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).  In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board (with the concurrence of a majority of the Continuing Trustees), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  Common Shares of the Company owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)         In case the Company shall fix a record date for a distribution to all holders of Common Shares of the Company (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Shares of the Company, but including any dividend payable in shares other than Common Shares of the Company) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per Common Share of the Company on such record date, less the fair market value (as determined in good faith by the Board (with the concurrence of a majority of the Continuing Trustees), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to Common Shares of the Company and the denominator of which shall be such Current Market Price per Common Share of the Company.  Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d)       For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per Common Share on any date shall be deemed to be the average of the daily closing prices per such Common Share for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per Common Share is determined during a period following the announcement by the issuer of such Common Share of (A) a dividend or distribution on such Common Share payable in Common Shares or securities convertible into shares of such Common Shares (other than the Rights) or (B) any subdivision, combination, consolidation, reverse stock split or reclassification of Common Shares, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Days or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading.  The closing price for each day shall be the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if the Common Shares are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices or, if not so quoted, the last sale price in the over-the-counter market, as reported by the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. or the Pink Sheets LLC or such other system then in use.  If the Common Shares are not publicly held or not so listed, traded, quoted or reported, Current Market Price per Common Share shall mean the fair value per share as determined in good faith by the Board (with the concurrence of a majority of the Continuing Trustees), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business, or if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

(e)       Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment, along with any adjustment previously carried forward, would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(f)        If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Shares of the Company, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof (or the number of rights) shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Shares of the Company shall apply on like terms to any such other shares; provided, however, that the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) a number of Common Shares of the Company greater than the number then authorized by the Company’s Amended and Restated Declaration of Trust, as amended (as the same may be amended and restated from time to time), but not outstanding or reserved for any other purpose.

(g)       All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares of the Company purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)       Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares of the Company (calculated to the nearest ten-thousandth Common Share of the Company) obtained by (i) multiplying (x) the number of Common Shares of the Company covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)        The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares of the Company purchasable upon the exercise of a Right.  Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares of the Company for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)        Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares of the Company issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Common Share of the Company and the number of Common Shares of the Company which were expressed in the initial Rights Certificates issued hereunder.

(k)       Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the number of Common Shares of the Company issuable upon exercise of the Rights, the Company shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of Common Shares of the Company at such adjusted Purchase Price.

(l)        In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares of the Company and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares of the Company and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m)      Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares of the Company, (ii) issuance wholly for cash of any Common Shares of the Company at less than the Current Market Price, (iii) issuance wholly for cash of Common Shares of the Company or securities which by their terms are convertible into or exchangeable for Common Shares of the Company, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Shares of the Company shall not be taxable to such shareholders.

(n)       The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o)       The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 26, Section 29 or Section 31 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Shares of the Company, a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 25 hereof.  Notwithstanding the foregoing sentence, the failure of the Company to prepare such certificate or statement or make such filings or mailings shall not affect the validity of, or the force or effect of, the requirement for such adjustment.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13.       Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a)       In the event (a “Section 13 Event”) that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate or otherwise combine with, or merge with or into, any other Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation, combination or merger, (y) any Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate or combine with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation, combination or merger and, in connection with such consolidation, combination or merger, all or part of the outstanding Common Shares of the Company shall be changed into or exchanged for stock or other securities of any other Person or Persons or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) (provided that this clause (z) of Section 13(a) shall not apply to the pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of the Company’s Common Shares), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Common Shares of the Company for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Common Shares of the Company for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a(ii) Event), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per Common Share of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b)       “Principal Party” shall mean (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) hereof, (A) the Person that is the issuer of any securities into which Common Shares of the Company are converted, changed or exchanged in such merger, consolidation or combination, or if there is more than one such issuer, the issuer the Common Shares of which has the greatest aggregate market value or (B) if no securities are so issued, the Person that is the other party to such merger (and survives the merger), consolidation or combination (or if there is more than one such Person, the Person the Common Shares of which has the greatest aggregate market value), or if the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives); and (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power so transferred or if the Person receiving the greater portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons as is the issuer of the Common Shares having the greatest aggregate market value; provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act and such Person is a direct or indirect Subsidiary of another person the Common Shares of which is and has been so registered, “Principal Party” shall refer to such other Person; (2) if the Common Shares of such Person are not and have not been so registered and such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value; and (3) if the Common Shares of such Person are not and have not been so registered and such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a Subsidiary of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

(c)       The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such Section 13 Event shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that, as soon as practicable after the date of such Section 13 Event, the Principal Party will

(i)    prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

(ii)    take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws or jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate;

(iii)    deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv)    use its best efforts to obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Shares of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.  In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

(d)       Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraph (x) or (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons (or a wholly owned subsidiary of any such Person or Persons) who acquired Common Shares of the Company pursuant to a tender offer or exchange offer for all outstanding Common

Shares of the Company which is a Qualified Offer as such term is defined in Section 11(a)(ii) hereof, (ii) the price per Common Shares of the Company offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares of the Company whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer.  Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

Section 14.       Fractional Rights and Fractional Shares.

(a)       The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(i) hereof, or to distribute Rights Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices or, if not so quoted, the last sale price in the over-the-counter market, as reported by the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. or the Pink Sheets LLC or such other system then in use.  If on any such date, the closing price for the Rights cannot be determined in accordance with the preceding sentence, the fair value of the Rights on such date as determined in good faith by the Board (with the concurrence of a majority of the Continuing Trustees) shall be used.

(b)       The Company shall not be required to issue fractions of Common Shares of the Company upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares of the Company.  In lieu of fractional Common Shares of the Company, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Common Share of the Company.  For purposes of this Section 14(b), the current market value of a Common Share of the Company shall be the closing price of a Common Share of the Company or, if unavailable, the appropriate alternative price (in each case as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)       The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15.       Rights of Action. All rights of action in respect of this Agreement, except the rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares of the Company); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Shares of the Company), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares of the Company), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.       Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)       prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares of the Company;

(b)       after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c)       subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d)       notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a

Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.       Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Common Shares of the Company or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any trust action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.       Concerning the Rights Agent.

(a)       The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

(b)       The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares of the Company or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

Section 19.       Merger or Consolidation or Change of Name of Rights Agent.

(a)       Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust, stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  If at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)       If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.       Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)       The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)       Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company and delivered to the

Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)       The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d)       The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates, nor shall it be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)       The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereon); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13 or Section 29 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f)        The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)       The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h)       The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.

Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)        The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

(j)        No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)       If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.       Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company, and to each transfer agent of the Common Shares of the Company, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares of the Company, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  If no successor Rights Agent shall have been appointed within 30 days from effectiveness of such removal or resignation, and no registered holder of any Rights Certificates have applied pursuant to this Agreement for the appointment of a new Rights Agent, the Company shall be automatically designated as successor Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United

States or of any state of the United States, in good standing, authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers, subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of a legal business entity described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares of the Company and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.       Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of Common Shares of the Company following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares of the Company so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23.       Redemption and Termination.

(a)       The Board may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date) or (ii) the Final Expiration Date, direct the Company to, and if so directed, the Company shall, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per

Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).  Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired.  The Company may, at its option, pay the Redemption Price in cash, Common Shares of the Company (based on the Current Market Price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board.

(b)       Immediately upon the action of the Board (with, if required, the concurrence of a majority of the Continuing Trustees) ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held.  Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Company.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(c)       Notwithstanding the provisions of Section 23(a) hereof, in the event that a majority of the Board does not consist of Continuing Trustees (the first occurrence of such an event referred to herein as a “Section 23(a) Event”), then for the maximum period allowed under Maryland law (currently 180 days), following such Section 23(a) Event, the Rights shall not be redeemed unless there are Continuing Trustees and a majority of the Continuing Trustees concur with the Board’s decision to redeem the Rights.

Section 24.       Notice of Certain Events.

(a)       In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Shares of the Company or to make any other distribution to the holders of Common Shares of the Company (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Shares of the Company rights or warrants to subscribe for or to purchase any additional Common Shares of the Company or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Shares of the Company (other than a reclassification involving only the subdivision of outstanding Common Shares of the Company), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares of the Company, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Shares of the Company for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares of the Company, whichever shall be the earlier.

(b)       In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Common Shares of the Company shall be deemed thereafter to refer, if appropriate, to other securities.

Section 25.       Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

   Hospitality Properties Trust

   400 Centre Street

   Newton, Massachusetts 02458

   Attention: President

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

Wells Fargo Shareowner Services

161 N. Concord Exchange

South St. Paul, MN 55075

Attention:  Account Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Common Shares of the Company) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 26.       Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares of the Company.  From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment.  Notwithstanding anything herein to the contrary, for the maximum period allowed under Maryland law (currently 180 days), following a Section 23(a) Event, in addition to the other provisions of this Section 26, this Agreement may be amended or supplemented by the Board only if there are Continuing Trustees and a majority of the Continuing Trustees concur with such amendment or supplement.  Notwithstanding anything herein to the contrary, this Agreement may not be amended (other than pursuant to clauses (i) or (ii) of the second sentence of this Section 26) at a time when the Rights are not redeemable.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares of the Company.

Section 27.       Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 28.       Determinations and Actions by the Board, etc. For all purposes of this Agreement, any calculation of the number of Common Shares of the Company or any other class of capital stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of the Company of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.  The Board (with, where specifically provided for herein, the concurrence of Continuing Trustees) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (with, where specifically provided for herein, the concurrence of Continuing Trustees) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of Continuing Trustees), the Continuing Trustees, the Outside Trustees or the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board, the Continuing Trustees or the Outside Trustees to any liability to the holders of the Rights.

Section 29.       Exchange.

(a)       The Board (with the concurrence of a majority of the Continuing Trustees) may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provision of Section 7(e) hereof) for Common Shares of the Company at an exchange ratio of one Common Share of the Company per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than a Person qualifying as an Exempt Person under clauses (i), (ii) or (iii) under the definition of Exempt Person herein), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares of the Company then outstanding.

(b)       Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 29 and without any further action and without notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares of the Company equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Company.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Shares of the Company for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.

Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)       In any exchange pursuant to this Section 29, the Company, at its option, may substitute Common Shares Equivalents for Common Shares of the Company exchangeable for Rights, at the initial rate of one Common Shares Equivalent for each Common Share of the Company, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions.

(d)       In the event that there shall not be sufficient Common Shares of the Company issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 29, the Company shall take all such action as may be necessary to authorize additional Common Shares of the Company for issuance upon exchange of the Rights.

(e)       The Company shall not be required to issue fractions of Common Shares of the Company or to distribute certificates which evidence fractional Common Shares of the Company.  In lieu of such fractional Common Shares of the Company, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Common Shares of the Company would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share of the Company.  For the purposes of this paragraph (e), the current market value of a whole Common Share of the Company shall be the closing price of a Common Share of the Company or, if unavailable, the appropriate alternative price (in each case as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date on which the Board takes action ordering an exchange pursuant to this Section 29.

Section 30.       Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Shares of the Company).

Section 31.       Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board (with the concurrence of a majority of the Continuing Trustees) determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board.  Without limiting the foregoing, if any provision of this Agreement requiring that a determination be made by the Board with the concurrence of a majority of the Continuing Trustees or the Outside Trustees is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company’s Amended and Restated Declaration of Trust, as amended (as the same may be amended and restated from time to time), and Amended and Restated Bylaws, as amended (as the same may be amended and restated from time to time).

Section 32.       Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and shall for all purposes be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed entirely within the State of Maryland, including its principles of conflicts of law.  The rights and duties of the Rights Agent hereunder shall be governed by the laws of the State of Maryland, including its principles of conflicts of law.

Section 33.       Counterparts. This Agreement may be executed in separate counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.       Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[The Remainder Of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.

HOSPITALITY PROPERTIES TRUST

Attest:
By:	/s/ William J. Sheehan	By:	/s/ Mark Kleifges
	Name: William J. Sheehan Title:		Name: Mark Kleifges Title: Chief Financial Officer
and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Rights Agent

Attest:
By:	/s/ Susan J. Roeder	By:	/s/ Claudine Anderson
	Name: Susan J. Roeder		Name: Claudine Anderson
	Title: Assistant Secretary		Title: Vice-President

[Signature Page to Renewed Rights Agreement]

Exhibit A

Form of Rights Certificate

Certificate No. R-	_________ Rights

NOT EXERCISABLE AFTER MAY 15, 2017 OR EARLIER IF REDEEMED BY THE COMPANY.  THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RENEWED RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RENEWED RIGHTS AGREEMENT), AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.  [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RENEWED RIGHTS AGREEMENT).  ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RENEWED RIGHTS AGREEMENT.](1)

Rights Certificate

HOSPITALITY PROPERTIES TRUST

This certifies that _________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Renewed Rights Agreement, dated as of May 15, 2007 (the “Renewed Rights Agreement”), by and between Hospitality Properties Trust, a Maryland real estate investment trust (the “Company”), and Wells Fargo Bank, National Association, a national banking association (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (Boston time), on May 15, 2017, unless such date is extended prior thereto by the Company’s Board of Trustees (the “Final Expiration Date”), at the office or offices of the Rights Agent designated for such purpose, or at the office or offices of its successors as Rights Agent, one common share of beneficial interest, $.01 par value per share, of the Company (a “Common Share”), or in certain circumstances, to receive cash, property or other securities of the Company, at a purchase price of $150 per Common Share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the

(1)           The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Common Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number of Rights and the Purchase Price as of May 15, 2007, respectively, based on the Common Shares as constituted at such date.  The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Renewed Rights Agreement) that a number of Rights be exercised so that only whole Common Shares will be issued.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Renewed Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Renewed Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after such Acquiring Person, Associate or Affiliate becomes such or (iii) under certain circumstances specified in the Renewed Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Renewed Rights Agreement, the Purchase Price and the number and kind of Common Shares (or the amount of cash, property or other securities) which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including those events specified in Section 11(a)(ii) and Section 13 of the Renewed Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Renewed Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Renewed Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Renewed Rights Agreement.  Copies of the Renewed Rights Agreement are on file at the offices of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase.  If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Renewed Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right at any time prior to the earlier of the close of business on (i) the tenth business day following the Stock Acquisition Date (as defined in the Renewed Rights Agreement) (as such time period may be extended pursuant to the Renewed Rights Agreement) and (ii) the Final Expiration Date.  In the event that a majority of the Board of Trustees of the Company is no longer comprised of Continuing Trustees (as defined in the Renewed Rights Agreement), then for the maximum period allowed under Maryland law following the time that a majority of the Board of Trustees of the Company is no longer comprised of Continuing Trustees, the Rights cannot be redeemed unless there are Continuing Trustees and a majority of the Continuing Trustees concur with the decision of the Board of Trustees of the Company to redeem the Rights.  In addition, under certain circumstances, the Board of Trustees of the Company may, at its option, at any time after any person or entity becomes an Acquiring Person, exchange the Rights, in whole or in part, for Common Shares or other equity securities of the Company having essentially the same value or economic rights as such shares.  Immediately upon the action of the Board of Trustees of the Company ordering any such exchange, and without any further action or any notice, the Rights which are subject to such exchange will terminate and thereafter the Rights will only enable holders to receive the shares issuable upon such exchange.

The Company is not required to issue fractional Common Shares upon the exercise of any Right or Rights evidenced hereby.  In lieu thereof, a cash payment may be made, as provided in the Renewed Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose to be the holder of Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Renewed Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of trustees or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any trust action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Renewed Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Renewed Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its seal.

Dated as of

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

ATTEST:

Name:
Title:

Countersigned:

WELLS FARGO BANK,
National Association

By:
Name:
Title:

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint _________  Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Medallion Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [______] is [______] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Renewed Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [______] did [______] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated:

Signature

Medallion Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise Rights represented by the Rights Certificate.)

TO:  HOSPITALITY PROPERTIES TRUST

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the Common Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares or securities be issued in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

Dated:

Signature

Medallion Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [______] are [______] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, it [______] did [______] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated:

Signature

Medallion Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

Exhibit B

SUMMARY OF RIGHTS

TO PURCHASE COMMON SHARES

On May 15, 2007, the Board of Trustees of Hospitality Properties Trust (the “Company”) authorized the payment of a dividend of one right for each of the Company’s common shares of beneficial interest, $.01 par value per share (the “Common Shares”), outstanding at the close of business on May 31, 2007 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one Common Share or in certain circumstances, to receive cash, property or other securities of the Company, at a purchase price (the “Purchase Price”) of $150 per Common Share, subject to adjustment (the “Rights”).  The description and terms of the Rights are set forth in a Renewed Rights Agreement (the “Renewed Rights Agreement”) between the Company and Wells Fargo Bank, National Association, a national banking association, as Rights Agent.

Initially, the Rights will be attached to all certificates representing the Common Shares and no separate Rights Certificates will be distributed.  Subject to certain exceptions specified in the Renewed Rights Agreement, the Rights will separate from the Common Shares and a distribution date (a “Distribution Date”) will occur upon the close of business on the earlier of (i) the tenth business day (or such later date as the Company’s Board of Trustees (with the concurrence of a majority of the Continuing Trustees (as defined below)) may determine) following a public announcement by the Company that a person or group of affiliated or associated persons not otherwise exempt under the Renewed Rights Agreement has acquired beneficial ownership of 10% or more of the outstanding Common Shares (an “Acquiring Person,” and the date of such announcement being the “Stock Acquisition Date”) or (ii) the tenth business day (or such later date as the Company’s Board of Trustees (with the concurrence of a majority of the Continuing Trustees) may determine) following the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

Until the Distribution Date, (i) the Rights will be evidenced by the certificates for Common Shares and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain a notation incorporating the Renewed Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

The Rights are not exercisable until after the Distribution Date and will expire at the close of business on May 15, 2017, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.  Pursuant to the Renewed Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole Common Shares will be issued.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights.  Except for Common Shares issued pursuant to exercises of stock options or as awards under an employee plan or arrangement granted or awarded as of the Distribution Date or upon the exercise, conversion or exchange of securities issued by the Company after the date of the Renewed Rights Agreement, or as otherwise determined by the Board of Trustees of the Company, Rights will only be issued with respect to Common Shares that were issued prior to the Distribution Date.

In the event (a “Flip-In Event”) a Person becomes an Acquiring Person (except pursuant to a tender offer or exchange offer for all outstanding Common Shares at a price and on terms which a majority of the Company’s Outside Trustees (as defined in the Renewed Rights Agreement) determines, after receiving advice from one or more investment banking firms, to be at a price which is fair to the Company’s shareholders and not inadequate and to otherwise be in the best interests of the Company and its shareholders (a “Qualified Offer”)), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Renewed Rights Agreement) equal to two times the exercise price of the Right.  Notwithstanding the foregoing, following the occurrence of a Flip-In Event, all Rights that are, or (under certain circumstances specified in the Renewed Rights Agreement) were, beneficially owned by an Acquiring Person (or by any affiliate or associate of the Acquiring Person or by certain transferees of the Acquiring Person or the Acquiring Person’s affiliates or associates) will be null and void.  However, Rights will not be exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company, which redemption rights are referred to below.

For example, at an exercise price of $150 per Right, each Right not owned by an Acquiring Person (or by an affiliate or associate of an Acquiring Person or by certain transferees of the Acquiring Person or the Acquiring Person’s affiliates or associates) following a Flip-In Event would entitle its holder to purchase $300 worth of Common Shares (or other consideration, as noted above) for $150.  Assuming that the Current Market Price per Common Share is $50 at such time, the holder of each valid Right would be entitled to purchase six Common Shares for $150.

In the event (a “Flip-Over Event”) that, following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving entity (other than with an entity which acquired the shares pursuant to a Qualified Offer at the same price and with the same form of consideration paid pursuant to the Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving entity and the Common Shares are changed or exchanged (other than with an entity which acquired the shares pursuant to a Qualified Offer at the same price and with the same form of consideration paid pursuant to the Qualified Offer) or (iii) more than 50% of the assets, cash flow or earning power of the Company and its subsidiaries (taken as a whole) is sold or transferred (other than pro rata distributions to all holders of Common Shares), each holder of a Right (except Rights which previously have been voided, as set forth above) shall thereafter have the right to receive, upon exercise of such Right, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right.  Flip-In Events and Flip-Over Events are referred to as “Triggering Events.”

At any time after a person becomes an Acquiring Person and, subject to certain exceptions, prior to the acquisition by a person or group of fifty percent (50%) or more of the outstanding Common Shares, the Company’s Board of Trustees may exchange the Rights (other than Rights owned by a person or group which have become void), in whole or in part, at an exchange ratio of one Common Share (or of a share of a class or series of the Company’s equity securities having equivalent rights, preferences and privileges), per Right (subject to adjustment).

The Purchase Price payable and the number of Common Shares (or the amount of cash, property or other securities) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) if holders of the Common Shares are granted certain rights or warrants to subscribe for Common Shares or convertible securities at less than the Current Market Price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.  The Company is not required to issue fractional Common Shares upon the exercise of any Right and, in lieu thereof, an adjustment in cash may be made, based on the market price of the Common Shares on the last trading date prior to the date of exercise.

At any time until the close of business on the tenth business day following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Shares or other consideration deemed appropriate by the Company’s Board of Trustees).  In the event that a majority of the Company’s Board of Trustees is no longer comprised of Continuing Trustees (a “Section 23(a) Event”), then for the maximum period allowed under Maryland law following the first occurrence of a Section 23(a) Event (which, as of May 15, 2007, is 180 days), the Rights cannot be redeemed unless there are Continuing Trustees and a majority of the Continuing Trustees concur with the Board of Trustees’ decision to redeem the Rights.  Immediately upon the action of the Company’s Board of Trustees ordering redemption of the Rights (with, where required, the concurrence of the Continuing Trustees), the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 per Right redemption price.  The term “Continuing

Trustees” means any member of the Board of Trustees of the Company who was a member of the Board of Trustees immediately prior to the date of the Renewed Rights Agreement, and any person who is subsequently elected to the Board of Trustees if such person is recommended or approved by a majority of the Continuing Trustees, but does not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative or nominee of an Acquiring Person or of any affiliate or associate of an Acquiring Person.

                Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, the right to vote or to receive dividends.  While the distribution of the Rights should not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or cash, property or other securities) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any provision of the Renewed Rights Agreement may be amended by the Company and the Rights Agent, without the approval of any holders of Common Shares, prior to the Distribution Date.  From and after the Distribution Date, the provisions of the Renewed Rights Agreement may be amended by the Company and the Rights Agent, without the approval of any holders of Rights, only in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain other related parties) or to shorten or lengthen any time period under the Renewed Rights Agreement.  For the maximum period permitted under Maryland law following the first occurrence of a Section 23(a) Event, the Renewed Rights Agreement may only be amended if there are Continuing Trustees and a majority of the Continuing Trustees concur with the amendment.  Notwithstanding the foregoing, after such time as the Rights are not redeemable, the Renewed Rights Agreement may only be amended to cure any ambiguity, defect or inconsistency.

A copy of the Renewed Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated May 16, 2007.  A copy of the Renewed Rights Agreement is available free of charge from the Company or the Rights Agent.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Renewed Rights Agreement, which is incorporated herein by reference.